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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Kaspia Systems, Inc. 1996 Stock Option Plan of our report dated October 24, 1997, with respect to the financial statements and schedule of Visio Corporation included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP



Seattle, Washington
August 3, 1998